Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Blue Gold Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(1)	Other	14,824,514	$19.7050	$292,117,048.37	0.0001531	$44,723.12
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(2)	Other	587,104	14.0050	8,222,391.52	0.0001531	1,258.85
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share underlying warrants	(3)	Other	11,500,000	$11.50	$132,250,000.00	0.0001531	$20,247.48

Total Offering Amounts:							$432,589,439.89		66,229.45
Total Fees Previously Paid:									44,723.12
Total Fee Offsets:									0.00
Net Fee Due:									$21,506.33

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

Consists of ordinary shares to be offered for resale by the Selling Securityholders named in the prospectus contained in the initial filing of the Company’s Registration Statement on Form F-1 as filed on July 18, 2025.

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low trading prices of the Company’s ordinary shares as reported on the Nasdaq Global Market on July 16, 2025, which date is within five business days of the initial filing of the Company’s Registration Statement on Form F-1.
(2)	Pursuant to Rule 416 under the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

Consists of (i) 237,104 ordinary shares issued upon conversion of convertible promissory notes and (ii) 350,000 ordinary shares offered for resale by Blue Gold Holdings Limited.

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low trading prices of the Company’s ordinary shares as reported on the Nasdaq Global Market as reported on July 30, 2025.
(3)	Pursuant to Rule 416 under the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

Represents ordinary shares issuable upon exercise of warrants. The warrants were previously registered; however, the ordinary shares issuable upon exercise of such warrants were not previously registered. Accordingly, the registration fee is based on the estimated maximum aggregate offering price of the ordinary shares underlying such warrants.

Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of each warrant which is $11.50 per ordinary share.